Exhibit 99.1
FOR IMMEDIATE RELEASE
July 29, 2015

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Announces Pricing of $75 Million Preferred Stock Offering
LAFAYETTE, LOUISIANA —IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 128-year-old IBERIABANK, today announced it has priced an underwritten registered public offering of 3,000,000 depositary shares, each representing a 1/400th interest in a share of 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, with a liquidation preference of $10,000 per share of Series B preferred stock (equivalent to $25 per depositary share). IBERIABANK has granted the underwriters a 30-day option to purchase 450,000 additional depositary shares, solely to cover over-allotments, if any.
When, as, and if declared by the board of directors of the Company, dividends will be payable on the Series B preferred stock from the date of issuance to, but excluding August 1, 2025, at a rate of 6.625% per annum, payable semi-annually, in arrears, and from and including August 1, 2025, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 426.2 basis points, payable quarterly, in arrears. The Company may redeem the Series B preferred stock at its option, subject to regulatory approval, as described in the prospectus supplement and accompanying prospectus relating to the offering.
IBERIABANK expects to use the net proceeds from the offering for general corporate purposes, including to fund possible future acquisitions of other financial services businesses (which may include FDIC-assisted transactions), working capital needs and investments in subsidiaries to support continued growth. The offering is expected to close on August 5, 2015, subject to customary closing conditions.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as joint book-running managers. Goldman, Sachs & Co. is acting as co-manager.
The Series B preferred stock and the depositary shares will be offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY, 10038, Attn: Prospectus Department,

(800) 294-1322, or by emailing dg.prospectus_requests@baml.com; or from UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Prospectus Department, (888) 827-7275.
IBERIABANK Corporation
IBERIABANK Corporation is a financial holding company with 327 combined offices, including 226 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 67 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in five states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.
Caution About Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected benefits of the merger with Georgia Commerce. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements, and there can be no assurance that the expected returns and other benefits of the merger to shareholders will be achieved. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors that the parties are unable to implement; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014, and other documents filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, the Company claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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